UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 27, 2006

Date of Report (Date of earliest event reported)

ADVANCED MICRO DEVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-07882	94-1692300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One AMD Place

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of principal executive offices) (Zip Code)

(408) 749-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On January 27, 2006, Advanced Micro Devices, Inc. (the “Company”) completed an underwritten public offering of 14,096,000 shares of the Company’s common stock, par value $0.01 per share, pursuant to its registration statement on Form S-3 (Registration No. 333-45346). The sale was underwritten pursuant to an underwriting agreement dated January 24, 2006, which is attached as Exhibit 1.1 and incorporated herein by reference.

On January 27, 2006, the Company sent a notice of redemption to the holders of its 7.75% Senior Notes due 2012, with a redemption date of February 26, 2006, for the redemption of 35% (or $210 million) of the aggregate principal amount of the Company’s outstanding Senior Notes. Holders of the redeemed Senior Notes will receive 107.75% of the principal amount of the redeemed Senior Notes, plus accrued but unpaid interest, if any, to, but excluding, the redemption date. The Company expects to record a charge of approximately $20 million in connection with the redemption.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

1.1	Underwriting Agreement dated January 24, 2006, between Merrill Lynch & Co. and the Company.

5.1	Legal Opinion of Latham & Watkins LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED MICRO DEVICES, INC.

Date: January 27, 2006	By:	/s/ Faina Medzonsky
Faina Medzonsky
Assistant Secretary

Exhibit Index

1.1	Underwriting Agreement dated January 24, 2006, between Merrill Lynch &Co. and the Company.

5.1	Legal Opinion of Latham & Watkins LLP.